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                                                                    EXHIBIT 16.1



                               November 10, 1999


U.S. Securities and Exchange Commission
Washington, D.C. 20549

Dear Sir/Madam,

I have reviewed the section entitled "Changes in Registrant's Certifying Accountant" as pertaining to Jody M. Weber and I agree with the statement contained therein.

                                                  Sincerely yours,


                                                  /s/ Jody M. Weber